UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                             FORM 8-K
                           Current Report

                  Commission File Number 1-5109

                     TODD SHIPYARDS CORPORATION
      (Exact name of registrant as specified in its charter)

            DELAWARE                       91-1506719
  (State or other jurisdiction of    (IRS Employer I.D. No.)
  incorporation or  organization)


      1801- 16th AVENUE SW, SEATTLE, WASHINGTON   98134-1089
    (Street address of principal executive offices - Zip
Code)

           Registrant's telephone number: (206) 623-1635

Item 5.  Other Events

On June 1, 1995 the Company issued a press release announcing that the Company, through its subsidiaries TSI
Management, Inc. and Elettra Broadcasting, Inc., signed contracts to purchase three FM radio stations in the Monterey, California market for a total consideration of $3.5 million.

Item 7.  Financial Statements and Exhibits

(c) Exhibits

  28-1 Press Release dated June 1, 1995.



                           SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  June 1, 1995



                              /s/ Michael G. Marsh
                              By:  Michael G. Marsh
                              On Behalf of the Registrant as
                              Secretary and General Counsel